SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: FEBRUARY 6, 2006
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                        1-16725                  42-1520346
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
    of incorporation)                                    Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 6, 2006, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended December 31, 2005. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99 Fourth Quarter 2005 Earnings Release




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:      /s/ Michael H. Gersie
                                             ----------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Date:    February 7, 2006

RELEASE:                          On receipt
MEDIA CONTACT:                    Jeff Rader, 515-247-7883,
                                  RADER.JEFF@PRINCIPAL.COM
INVESTOR RELATIONS CONTACT:       Tom Graf, 515-235-9500,
                                  investor-relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS FOURTH QUARTER 2005 RESULTS

Des Moines, IA (February 6, 2006) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended December 31, 2005, of $246.9 million, or $0.87 per diluted share compared to $213.5 million, or $0.70 per diluted share for the three months ended December 31, 2004. The company reported operating earnings of $217.9 million for fourth quarter 2005, compared to $199.7 million for fourth quarter 2004(1). Operating earnings per diluted share (EPS) for fourth quarter 2005 were $0.77 compared to $0.66 for the same period in 2004. Operating revenues for fourth quarter 2005 were $2,470.8 million compared to $2,215.7 million for the same period last year.(2)

"We entered 2005 faced with a number of familiar challenges," said J. Barry Griswell, chairman and chief executive officer. "A difficult equity market environment, continuously evolving customer needs, and a very high performance bar - a track record set over our first three years as a public company that included a 10 percent compounded annual growth rate for operating earnings, a $70 billion increase in assets under management, and an average improvement of more than 110 basis points per year in return on equity."

"Importantly, we delivered another very strong result. In 2005, we achieved our seventh consecutive year of record operating earnings, up 13 percent from 2004 to $862 million, reflecting record performance in all three operating segments," said Griswell. "Strong earnings, combined with strategic use of share repurchases, drove EPS up 22 percent to a record $2.97, including record fourth quarter earnings per share of $0.77, a 17 percent improvement. We also grew assets under management by $28 billion in 2005, and improved our return on equity by 150 basis points, reaching 13.8 percent as of year-end."

Additional highlights for the fourth quarter and full year 2005 include:

o Record net income available to common stockholders of $901.3 million, driving net income per diluted share up 19 percent to a record $3.11 in 2005.
o Record assets under management (AUM) of $195.2 billion, up 17 percent from 2004, including organic growth of 33 percent for Principal International and 25 percent for Principal Global Investors' third party AUM.
o Record full service accumulation account values of $77.3 billion, up 12 percent from a year ago, and record full service accumulation deposits of $15.4 billion in 2005, an increase of 15 percent.
o Record sales for each of the company's three key retirement and investment products in 2005, including: $3.4 billion for mutual funds; $2.0 billion for individual annuities; and $6.1 billion for organic full service accumulation, including $1.6 billion in the fourth quarter, a 17 percent increase for both periods.

"Our ability to again deliver sustainable, profitable growth, even under difficult conditions, reflects our discipline and strong focus on meeting the changing needs of our customers," said Griswell. "Employers continue to recognize the importance of employee benefits in attracting and retaining employees - but increasingly they're looking for more cost-effective options and shifting decision-making and financial responsibilities to employees. In turn, employees are increasingly seeking education, guidance, and "do-it-for-me" solutions as they take a more active interest in building their financial security."

"In 2005, we continued to invest in our portfolio of worksite solutions: we enhanced our array of bundled offerings such as Total Retirement Suite SM, helping employers reduce administrative burden and costs; we expanded access to personalized investment advice for retirement plan participants; we developed new retirement income management solutions for retirees; we added new cost effective health and voluntary benefits offerings; and we significantly expanded our educational resources to help employers meet their fiduciary obligations, and to help employees improve their health and financial well being," said Griswell.

"Our ongoing investment in helping customers achieve financial security continues to drive strong and improving retention across our businesses, as well as tremendous sales success," said Griswell. "Combined sales of our three key retirement and investment products - full service accumulation, mutual funds and individual annuities - reached a record $11.5 billion for the year, a 13 percent increase. We also achieved a fourth consecutive year of record sales in our Specialty Benefits division, an increase of 23 percent."

"2005 was another year of strong execution, a year in which we continued to differentiate The Principal in the marketplace and to strengthen our competitive position," said Griswell. "We are highly optimistic about the growth opportunities across our businesses, and in 2006, we'll continue to leverage our strengths and execute our customer-focused strategy to deliver long-term value for shareholders."

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for fourth quarter 2005 were $136.0 million, compared to $134.3 million for the same period in 2004. Full service accumulation earnings were a record $66.1 million in fourth quarter 2005. This compares to $64.6 million in fourth quarter 2004, which included a $6.2 million tax benefit for a special dividend received. The increase in full service accumulation earnings was primarily due to increased fees generated from higher account values. Full service accumulation account values were $77.3 billion as of December 31, 2005 compared to $68.9 billion as of December 31, 2004.

Operating revenues for fourth quarter increased 18 percent to $1,195.4 million from $1,010.5 million for the same period in 2004, primarily due to higher sales of single premium group annuities. The single premium product, typically used to fund defined benefit terminations, can generate large premiums from very few customers and therefore causes revenues to vary from period to period. Excluding this product, segment revenues increased 6 percent due to increased fees in the full service accumulation and Principal Global Investors' operations.

Assets under management for the segment were a record $164.3 billion as of December 31, 2005, compared to $159.0 billion as of September 30, 2005, and compared to $142.1 billion as of December 31, 2004.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for fourth quarter 2005 were a record $22.7 million, compared to $11.5 million for the same period a year ago, reflecting tax benefits of $13.0 million, including an $8.7 million tax benefit associated with the liquidation of defined contribution operations in Japan. Partially offsetting fourth quarter 2005 tax benefits was some discretionary expenditure on marketing, advertising and sales training during the quarter, as well as costs associated with the Japan liquidation.

Operating revenues for fourth quarter were $165.1 million, compared to $147.1 million for the same period a year ago reflecting strong growth in Hong Kong and India, and favorable currency translation in Chile, Mexico, and Brazil.

Assets under management for the segment were a record $15.4 billion as of December 31, 2005, compared to $14.7 billion as of September 30, 2005, and compared to $10.2 billion as of December 31, 2004.(3)

LIFE AND HEALTH INSURANCE
Segment operating earnings for fourth quarter 2005 were $63.2 million, compared to $52.9 million for the same period in 2004, primarily due to solid growth and improved loss ratios in the Health and Specialty Benefits divisions.

Operating revenues increased to a record $1,123.3 million for the quarter, compared to $1,063.5 million for the same period in 2004. Revenues in the Specialty Benefits division increased 13 percent, driven by strong sales and steady retention in each of the division's product lines. Health revenues improved 8 percent, primarily reflecting an increase in group medical covered members and higher premium per member. Individual Life revenues decreased 3 percent, as the company continued its shift in marketing emphasis from traditional premium-based products to fee-based universal life and variable universal life products. Unlike traditional premium-based products, universal life and variable universal life deposits are not reported as GAAP revenue.

CORPORATE AND OTHER
Operating losses for fourth quarter 2005 were $4.0 million, compared to operating earnings of $1.0 million for the same period in 2004. Because corporate operations are varied, many items contribute to this variance. The primary contributor to the decline was the declaration of the fourth quarter 2005 preferred stock dividend. This $8.3 million cost reduced operating earnings within the Corporate segment with no corresponding activity in the year earlier period. Partially offsetting this cost was reduced interest expense on federal income tax matters.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of our normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible that these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release may contain forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2004, and in the company's quarterly report on Form 10-Q for the quarter ended September 30, 2005, filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

SHARE REPURCHASES
In June 2005, following the Board's share repurchase authorization of up to 15.0 million shares, the company entered into an accelerated stock repurchase agreement with a third party investment bank for approximately 13.7 million shares of Principal Financial Group, Inc. common stock with an initial payment of $542.3 million, using cash proceeds from the company's June issuance of perpetual preferred stock. The transaction was subject to a market price adjustment provision based on the volume weighted average market price over the execution period, which was settled in cash for $84.0 million on November 16, 2005. In the fourth quarter 2005, the company did not repurchase any shares from the Board's November 2005 $250 million authorization, but repurchased $50.0 million of shares under that program through February 1, 2006.

STOCK OPTIONS
The Principal expenses employee stock options and the employee stock purchase plan, resulting in an after-tax expense of $5.1 million and $21.3 million, respectively for the three and twelve months ended December 31, 2005, compared to $5.6 million and $22.4 million, respectively for the three and twelve months ended December 31, 2004.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or
(706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 3370203. Replays will be available through February 14, 2006. The financial supplement is currently available on our website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(4) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $195.2 billion in assets under management(5) and serves some 15.6 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                      ###

SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS



                                                              OPERATING EARNINGS (LOSSES)* IN MILLIONS
                                                     -------------------------------------------------------------
                                                           THREE MONTHS ENDED,             TWELVE MONTHS ENDED,
                                            SEGMENT       12/31/05       12/31/04       12/31/05        12/31/05
---------------------------------------------------- --------------- -------------- -------------- ---------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION          $136.0         $134.3         $538.4          $499.0
---------------------------------------------------- --------------- -------------- -------------- ---------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION            22.7           11.5           71.0            40.3
---------------------------------------------------- --------------- -------------- -------------- ---------------
                          LIFE AND HEALTH INSURANCE            63.2           52.9          274.4           256.2
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                   MORTGAGE BANKING              -              -              -            (10.3)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                CORPORATE AND OTHER            (4.0)           1.0          (21.4)          (20.4)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS           217.9          199.7          862.4           764.8
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED           (15.9)          15.9          (20.6)          (62.3)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS            44.9           (2.1)          59.5           123.1
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS          $246.9         $213.5         $901.3          $825.6


                                                                    PER DILUTED EARNINGS PER SHARE
                                                                   AVAILABLE TO COMMON STOCKHOLDERS

                                                          THREE MONTHS ENDED,           TWELVE MONTHS ENDED,
                                                         12/31/05       12/31/04       12/31/05        12/31/04
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS      $  0.77           $  0.66        $  2.97        $   2.43
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                        GAINS (LOSSES), AS ADJUSTED        (0.06)             0.05          (0.06)          (0.20)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS         0.16             (0.01)          0.20            0.39
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS      $  0.87           $  0.70        $  3.11        $   2.62
---------------------------------------------------- --------------- -------------- -------------- ---------------
 WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING       282.9             304.7          289.9           314.7


<*Operating earnings versus U.S. GAAP (GAAP) net income

Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments we believe are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of our businesses.


                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)

                                                       THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                 ---------------- --------------- --------------- ---------------
                                                       12/31/05         12/31/04        12/31/05        12/31/04
                                                 ---------------- --------------- --------------- ---------------
   Premiums and other considerations                    $1,148.6        $  973.2        $3,975.0        $3,710.0
   Fees and other revenues                                 437.4           411.6         1,683.2         1,472.0
   Net investment income                                   877.3           827.6         3,360.7         3,224.0
   Net realized/unrealized capital gains                   (18.1)           25.3           (11.2)         (104.8)
   (losses)                                      ---------------- --------------- --------------- ---------------
   TOTAL REVENUES                                        2,445.2         2,237.7         9,007.7         8,301.2
                                                 ---------------- --------------- --------------- ---------------
   Benefits, claims, and settlement expenses
                                                         1,502.8         1,314.3         5,282.9         4,959.5
   Dividends to policyholders                               74.0            77.0           293.0           296.7
   Operating expenses                                      593.0           572.0         2,307.5         2,165.9
                                                 ---------------- --------------- --------------- ---------------
   TOTAL EXPENSES                                        2,169.8         1,963.3         7,883.4         7,422.1
                                                 ---------------- --------------- --------------- ---------------
   Income from continuing operations before
        income taxes                                       275.4           274.4         1,124.3           879.1
   Income taxes                                             31.3            59.4           232.4           178.2
                                                 ---------------- --------------- --------------- ---------------
   Income from continuing operations, net of
        related income taxes                               244.1           215.0           891.9           700.9
   Income (loss) from discontinued operations,
        net of related taxes                                11.1           (1.5)            27.1           130.4
                                                 ---------------- --------------- --------------- ---------------
   Income before cumulative effect of
        accounting change                                  255.2           213.5           919.0           831.3
   Cumulative effect of accounting change, net
        of related income taxes                              -               -               -              (5.7)
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME                                              255.2           213.5           919.0           825.6
   Preferred stock dividends                                 8.3             -              17.7             -
                                                 ---------------- --------------- --------------- ---------------
   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS          $  246.9        $  213.5        $  901.3        $  825.6
   Less:
   Net realized/unrealized capital gains
        (losses), as adjusted                              (15.9)           15.9           (20.6)          (62.3)
   Other after-tax adjustments                              44.9            (2.1)           59.5           123.1
                                                 ---------------- --------------- --------------- ---------------
   OPERATING EARNINGS                                   $  217.9        $  199.7        $  862.4        $  764.8
                                                 ================ =============== =============== ===============


                        SELECTED BALANCE SHEET STATISTICS

                                                                            PERIOD ENDED
                                                     ------------------------------------------------------------
                                                          12/31/05              12/31/04            12/31/03
                                                     -------------------- --------------------- -----------------
  Total assets (in billions)                              $   127.0             $   113.8         $   107.8
  Total common equity (in millions)                       $ 7,265.2             $ 7,544.3         $ 7,399.6
  Total common equity excluding accumulated other
       comprehensive income (in millions)                 $ 6,270.4             $ 6,231.0         $ 6,228.3
  End of period common shares outstanding (in
       millions)                                              280.6                 300.6             320.7
  Book value per common share                             $    25.89            $    25.10        $    23.07
  Book value per common share excluding
      accumulated other comprehensive income              $    22.35            $    20.73        $    19.42


                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                                   THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                 12/31/05       12/31/04       12/31/05      12/31/04
                                                             -------------- -------------- ------------- -------------
DILUTED EARNINGS PER COMMONG SHARE:
Operating Earnings                                                     0.77           0.66          2.97          2.43
Net realized/unrealized capital gains (losses)                        (0.06)          0.05         (0.06)        (0.20)
Other after-tax adjustments                                            0.16          (0.01)         0.20          0.39
                                                             -------------- -------------- ------------- -------------
Net income available to common stockholders                            0.87           0.70          3.11          2.62
                                                             ============== ============== ============= =============
BOOK VALUE PER COMMON SHARE EXCLUDING OTHER COMPREHENSIVE
     INCOME:
Book value per common share excluding other comprehensive
     income                                                           22.35          20.73         22.35         20.73
Net unrealized capital gains                                           3.66           4.67          3.66          4.67
Foreign currency translation                                          (0.08)         (0.28)        (0.08)        (0.28)
Minimum pension liability                                             (0.04)         (0.02)        (0.04)        (0.02)
                                                             -------------- -------------- ------------- -------------
Book value per common share including other comprehensive
     income                                                           25.89          25.10         25.89         25.10
                                                             ============== ============== ============= =============
OPERATING REVENUES:
USAMA                                                              1,195.4        1,010.5       4,099.2       3,741.9
IAMA                                                                 165.1          147.1         604.5         518.4
Life and Health                                                    1,123.3        1,063.5       4,387.5       4,181.3
Corporate and Other                                                  (13.0)          (5.4)        (59.1)        (23.0)
                                                             -------------- -------------- ------------- -------------
Total operating revenues                                           2,470.8        2,215.7       9,032.1       8,418.6
Add:  Net realized/unrealized capital gains (losses) and
     related fee adjustments                                         (25.6)           23.0        (22.2)       (114.9)
Less:  Operating revenues from discontinued real estate                -              1.0           2.2           2.5
     investments                                             -------------- -------------- ------------- -------------
Total GAAP revenues                                                2,445.2        2,237.7       9,007.7       8,301.2
                                                             ============== ============== ============= =============
OPERATING EARNINGS:
USAMA                                                                136.0          134.3         538.4         499.0
IAMA                                                                  22.7           11.5          71.0          40.3
Life and Health                                                       63.2           52.9         274.4         256.2
Mortgage Banking                                                       -              -             -           (10.3)
Corporate and Other                                                   (4.0)           1.0         (21.4)        (20.4)
                                                             -------------- -------------- ------------- -------------
Total operating earnings                                             217.9          199.7         862.4         764.8
Net realized/unrealized capital gain (losses)                        (15.9)          15.9         (20.6)        (62.3)
Other after-tax adjustments                                           44.9           (2.1)         59.5         123.1
Net income available to common stockholders                          246.9          213.5         901.3         825.6
                                                             ============== ============== ============= =============
NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital losses, as adjusted                  (15.9)          15.9         (20.6)        (62.3)
Add:
Amortization of DPAC and sale inducement costs                         0.4           (4.2)          0.7          (6.2)
Capital gains distributed                                              2.0            3.1           5.8           4.4
Tax impacts                                                          (12.4)           8.2         (10.6)        (51.1)
Minority interest capital gains                                        0.3            -             2.5           0.3
Less related fee adjustments:
Unearned front-end fee income                                          0.3           (2.0)          1.1          (2.1)
Certain market value adjustments to fee revenues                      (7.8)          (0.3)        (12.1)         (8.0)
                                                             -------------- -------------- ------------- -------------
GAAP net realized/unrealized capital gains (losses)                  (18.1)          25.3         (11.2)       (104.8)
                                                             ============== ============== ============= =============
OTHER AFTER TAX ADJUSTMENTS:
IRS audit issues                                                      33.8            -            33.8           -
SOP 03-1 implementation                                                -              -             -            (5.7)
Discontinued operations - Mortgage Banking                             2.7           (1.8)         (5.0)        118.8
Discontinued operations - Argentina                                    -             (0.3)          -            10.0
Discontinued operations - BT                                           8.4            -             8.4           -
Gain on disposal of discontinued real estate investments               -              -            22.3           -
                                                             -------------- -------------- ------------- -------------
Total other after-tax adjustments                                     44.9           (2.1)         59.5         123.1
                                                             ============== ============== ============= =============


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--------

(1) Segment highlights that follow discuss a number of items benefiting fourth quarter 2005 operating earnings.
(2) Use of non-GAAP financial measures, as well as a reconciliation of these measures to U.S. GAAP, is included later in this release.
(3) In third quarter 2005, Principal International increased ownership in its Malaysian joint venture. As a result of increased ownership, joint venture assets under management of $1.8 billion were included in segment AUM as of September 30, 2005.
(4) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(5)  As of December 31, 2005



                                       11
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